Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals, Inc
60 Prescott Street
Worcester, MA 01605

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2009, relating to the financial statements of RXi Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/  BDO Seidman, LLP

Boston, MA
April 30, 2009